UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):	November 12, 2004

Stonepath Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16105	65-0867684

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Market Street, Suite 1515 Philadelphia, Pennsylvania	19103

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(215) 979-8370

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

      (a)      On November 12, 2004, the Company entered into a letter agreement with its then Chief Financial Officer, Bohn Crain (the “Agreement”). The Agreement provides for the continuation of his role as Chief Financial Officer of the Company until December 31, 2004 or such earlier date as the Company may request. It also provides for his continuing service as a consultant to the Company during 2005. Under the terms of the Agreement, Mr. Crain is entitled to receive his current base salary through December 31, 2004. During 2005, Mr. Crain is entitled to receive monthly payments in the amount of $75,250 for each of January and February and then monthly payments of $30,100 for the remainder of the year. The Agreement also provides for the immediate vesting of Mr. Crain's options, subject to certain conditions. A copy of the Agreement is filed as an exhibit to this Form 8-K.

     (b)      On November 17, 2004, the Company entered into the Seventh Amendment to the Loan and Credit Agreement with LaSalle Business Credit, LLC which waives existing defaults and provides for, among other things, (a) a change in the term of the facility from the existing expiration date of May 15, 2007 to January 31, 2006, (b) a prohibition on further acquisitions by the Company, (c) a change in the interest rate from LIBOR plus 200 basis points to prime rate plus 200 basis points, (d) a reduction in the facility borrowing limit from $25.0 million to $22.5 million, (e) increases in various fees, (f) a prohibition on loans to, or investments in, the Company's foreign subsidiaries, and (g) EBITDA targets on a cumulative quarterly basis for the Company and certain subsidiaries. A copy of the Agreement is filed as an exhibit to this Form 8-K.

Item 2.02	Results of Operations and Financial Condition

     Stonepath has not filed its financial information for the three and nine month periods ended September 30, 2004 by November 15, 2004, the end of the extension provided by Rule 12b-25. The Company is in the process of restating the financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2003. That restatement has not been completed. After consultation with the Company’s outside auditors and counsel, the Company has decided not to file its Form 10-Q for the quarter ended September 30, 2004 until the Company is also in a position to concurrently file a Form 10-K/A for the year ending December 31, 2003 restating its financial statements for calendar year 2003. As part of its process in preparing restated financial statements, the Company has also determined that earlier years will also be impacted. At a later date, the Company will also file restated financial statements for the first and second quarters of 2004.

     As a result of this situation, the Company is providing the following estimates of its results of operations for the three and nine month periods ended September 30, 2004. These estimates are under internal review and are subject to change.

     Based on work done to date, for the three months ended September 30, 2004, the Company estimates revenues to be in the range of $109,000,000 – $110,000,000, net revenues in the range of $24,000,000 – $25,000,000 and net (loss)/income in the range of ($500,000) – $500,000. For the corresponding period of the prior year, the Company had previously reported revenues of $65,515,000, net revenues of $18,656,000 and net income of $2,075,000. Based upon work done to date in connection with the restatements, the Company estimates that, for the corresponding period of the prior year, its revenues do not differ materially from the revenues previously reported, that its net revenues were in the range of $17,000,000 – $18,000,000, and that its net income was in the range of $1,000,000 – $2,000,000.

     Based on work done to date, for the nine months ended September 30, 2004, the Company estimates revenues to be in the range of $250,000,000 – $260,000,000, net revenues in the range of $60,500,000 – $61,500,000 and a net loss in the range of ($3,000,000) – ($4,000,000). For the corresponding period of the prior year, the Company reported revenues of $150,421,000, net revenues of $44,945,000 and net income of $2,197,000. Based on work done to date in connection with the restatements, the Company estimates that, for the corresponding period of the prior year, its revenues do not differ materially from the revenues previously reported, that its net revenues were in the range of $41,000,000 – $42,000,000, and that it had a net loss in the range of ($1,000,000) – ($1,500,000).

     The Company's restatement process resulted from its previously announced determination that its financial statements for 2003 and the first and second quarters of 2004 had understated the Company's accrued purchased transportation liability and related costs of purchased transportation. As part of its process in preparing restated financial statements for those periods, the Company is also determining whether this under accrual extends back, in the case of one subsidiary, to the date of its acquisition in 2001 and, in the case of other subsidiaries, throughout 2002.

     In connection with its restatement process, the Company has also identified two revenue recognition errors in its Domestic Services unit which resulted in the Company overstating its revenues by an insignificant amount in the three and nine month periods ended September 30, 2003 and $1,100,000 during the first two quarters of 2004. These revenue recognition issues, together with the purchased transportation cost adjustments, are reflected in the estimates provided above.

     The Company also expects to report an additional $3,600,000 reduction in net income for the income tax effects of the estimated adjustments discussed above. These adjustments primarily affect the fourth quarter of 2003. At that time, a $3,000,000 adjustment was recorded representing a reduction in the deferred tax asset valuation allowance and the reporting of a deferred tax asset. The Company’s earnings reported for those periods and projected earnings in future periods supported the recording of a reduced deferred tax asset valuation allowance and the reporting of a deferred tax asset. During the first two quarters of 2004, the Company also recorded $800,000 in additional tax benefits. As a result of this restatement, the Company’s financial performance no longer supports the aforementioned tax asset that was recorded in 2003 or the tax benefits recorded in the first two quarters of 2004. The balance of the tax adjustments relate to state income taxes.

     The Company estimates that the aggregate reduction in net income expected to be reported for 2002 through 2004 when the restatements are completed will be approximately $12,000,000. In summary, previously reported pretax income from operations for 2002, 2003 and the first six months of 2004 will be reduced by approximately $1,800,000, $4,400,000 and $2,100,000, respectively. In addition, the Company also expects to reverse the non-cash tax benefit recorded in the fourth quarter of 2003 of approximately $3,000,000 and the $800,000 tax benefit recorded in the first two quarters of 2004 partially off-set by $200,000 in state tax benefits on the Company’s reduced earnings.

     The Company will announce details regarding a conference call for investors at the time it files amendments to its previously filed Form 10-Q Quarterly Reports and Form 10-K Annual Report that includes the restated financial statements.

     The foregoing estimates are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the anticipated results of the restatement process now being undertaken by the Company. We have based these forward-looking statements on the knowledge we have obtained to date as a result of our restatement process and our current expectation on the results of that process. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual restated revenues, net revenues and income/loss for prior periods to differ materially from the estimates set forth above. While it is impossible to identify all of the factors that may cause our actual restated revenues, net revenues, income tax expense and net income/loss to differ materially from the estimates set forth above, such factors include the inherent risks associated with: (i) our discovery of additional information in connection with the restatement process and (ii) the judgment inherent in the financial accounting process which may result in our current and past independent auditors reaching conclusions which differ from our own internal conclusions. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events prior to the filing of the September 30, 2004 Form 10-Q.

     On November 17, 2004, the Company issued a press release with respect to the matters discussed in this Item, a copy of which is attached as an exhibit to this Form 8-K.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

     (a)      On November 15, 2004 the Company concluded that its financial statements for 2002 should not be relied upon for the reasons identified in Item 2.02 of this Form 8-K. The Company's Audit Committee has discussed the matters disclosed in this Item and Item 2.02 with Grant Thornton LLP, the Company’s existing independent accountants, and KPMG LLP, which audited the Company’s financial statements for 2002.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     (b)      Pursuant to an agreement entered into between the Company and Bohn Crain dated November 12, 2004, Bohn Crain relinquished his role as Chief Financial Officer of the Company on November 15, 2004. Mr. Crain will remain employed by the Company through December 31, 2004 and will continue as a consultant through December 31, 2005.

     (c)      Thomas Scully, the Vice President-Controller and Chief Accounting Officer of the Company has been appointed as the interim Chief Financial Officer of the Company, effective November 15, 2004. Mr. Scully has been the Company's Vice President-Controller since November 19, 2001. Before joining Stonepath, Mr. Scully was a senior manager within the assurance and advisory services of Deloitte & Touche, LLP from December 1996 to November 2001. Prior to Deloitte & Touche, from October 1980 to June 1996, Mr. Scully was employed by BDO Seidman, LLP rising to the position of audit partner where he led numerous accounting, auditing and tax engagements for publicly traded and privately held local, national, and international clients. Prior to BDO, he held the position of audit supervisor at Coopers & Lybrand, LLP. Mr. Scully is a certified public accountant and earned a B.S. in Accounting from St. Joseph's University in Philadelphia, Pennsylvania.

Item 8.01	Other Events

     The Company has been named as a defendant in seven purported class action complaints filed in the United States Court for the Eastern District of Pennsylvania between September 24, 2004 and October 5, 2004. Also named as defendants in these actions are officers Dennis L. Pelino, Bohn H. Crain and Thomas L. Scully. These cases have now been consolidated for all purposes in that court under the caption In re Stonepath Group, Inc. Securities Litigation, Civ. Action No. 04-4515. The plaintiffs seek to represent a class of purchasers of the Company’s shares between May 7, 2003 and September 20, 2004, and allege claims for securities fraud under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. These claims are based upon the allegation that certain public statements made during the period from May 7, 2003 through August 9, 2004 were materially false and misleading because they failed to disclose that the Company’s Domestic Services operations had improperly accounted for accrued purchased transportation costs. The plaintiffs are seeking compensatory damages, attorneys’ fees and costs, and further relief as may be determined by the Court. The Court’s order consolidating the seven lawsuits envisions that the plaintiffs will file a consolidated amended complaint, which has not yet occurred. The Company and the individual defendants believe that the plaintiffs’ claims are without merit and intend to vigorously defend against them.

     The Company has been named as a nominal defendant in a shareholder derivative action on behalf of the Company that was filed on October 12, 2004 in the United States District Court for the Eastern District of Pennsylvania under the caption Ronald Jeffrey Neer v. Dennis L. Pelino, et al., Civ. A. No. 04-cv-4971. Also named as defendants in the action are all of the individuals who were serving as directors of the Company when the complaint was filed, J. Douglas Coates, Robert McCord, David R. Jones, Aloysius T. Lawn and John H. Springer, and officers Bohn H. Crain and Thomas L. Scully. The derivative action alleges breach of fiduciary duty, abuse of control and gross mismanagement, waste of corporate assets, and unjust enrichment. These claims are based upon the allegation that the defendants knew or should have known that the Company’s public filings for Fiscal Year 2003 and for the first and second quarters of Fiscal Year 2004, and certain press releases and public statements made during the period from May 7, 2003 through August 9, 2004 were materially misleading because they failed to disclose that the Company’s Domestic Services operations had improperly accounted for accrued purchased transportation costs. The derivative action seeks compensatory damages in favor of the Company, attorneys’ fees and costs, and further relief as may be determined by the Court. The defendants have not yet responded to the derivative action, but believe that it is without merit and intend to vigorously defend themselves against the claims raised in this action.

     On October 22, 2004, Douglas Burke filed a two-count action against United American Acquisitions, Inc. (“UAF”), Stonepath Logistics Domestic Services, Inc., and the Company in the Circuit Court for Wayne County, Michigan. Mr. Burke is the former President and Chief Executive Officer of UAF. The Company purchased the stock of UAF from Mr. Burke on May 30, 2002 pursuant to a Stock Purchase Agreement. At the closing of the transaction Mr. Burke received $5,100,000 and received the right to receive an additional $11,000,000 in four annual installments based upon UAF's performance in accordance with the Stock Purchase Agreement. Subject to the purchase, Stonepath Logistics Domestic Services, Inc. and Mr. Burke entered into an Employment Agreement. Mr. Burke's complaint alleges that the defendants breached the terms of the Employment Agreement and Stock Purchase Agreement and seeks, among other things, the production of financial information, unspecified damages, attorney's fees and interest. The defendants believe that the Mr. Burke's claims are without merit and intend to vigorously defend against them.

     The Company is not able to predict the outcome of the any of foregoing litigation at this time, since each action is in an early stage. An adverse determination in any of those actions could have a material and adverse effect on the Company's financial position, results of operations or cash flows.

     The Company has received notice that the Securities and Exchange Commission (“Commission”) is conducting an informal inquiry to determine whether certain provisions of the federal securities laws have been violated in connection with the Company's accounting and financial reporting. As part of the inquiry, the staff of the Commission has requested a meeting to receive an overview of the Company's announced intention to restate its financial statements and its previous restatement of its financial statements earlier this year.

     The Company has settled the suit brought by Emergent Capital Investment LLC in the United States District Court for the Southern District of New York in exchange for the payment by the Company of $50,000 on or before November 30, 2004.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

	10.18	Letter Agreement dated November 12, 2004 by and between the Company and Mr. Bohn Crain

	10.19	Seventh Amendment to Loan and Security Agreement

	99.1	Press release dated November 17, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STONEPATH GROUP, INC.

Date: November 17, 2004	By: /s/ Dennis L. Pelino___________
Name: Dennis L. Pelino
Title: Chairman